UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CENTER COAST CORE MLP FUND I, LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Center Coast Core MLP I Fund I Level I Script
(CONFIRM RECEIPT OF PROXY MATERIAL)

Good (morning, afternoon, evening), my name is (AGENT’S FULL NAME).

May I please speak with (UNITHOLDER’S FULL NAME)?

(Re-Greet If Necessary)

I am calling on a recorded line regarding your current investment with Center Coast MLP Fund I. I wanted to confirm that you have received the proxy materials for the Special Meeting of Unitholders scheduled to take place on January 23, 2018.

Have you received the information?

(Pause for response)

If “Yes” or positive response:

If you’re not able to attend the meetings, I can record your voting instructions by phone.

Your Board of Managers is unanimously recommending a vote “In Favor” of each proposal.

If “No” or negative response:

I would be happy to review the meeting agenda and record your vote by phone.

However, the Board of Managers is unanimously recommending a vote “In Favor” of each proposal.

Would you like to vote along with the Board’s recommendation?

(Pause For Response) (Review Voting Options with Unitholder If Necessary)

If we identify any additional accounts you own with Center Coast MLP Fund I before the meeting takes place, would you like to vote those accounts in the same manner as well?

(Pause For Response)

*Confirmation — I am recording your (Recap Voting Instructions).

For confirmation purposes:

•                  Please state your full name. (Pause)

•                  According to our records, you reside in (city, state, zip code). (Pause)

•                  To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you.  You will receive written confirmations of your vote for each meeting within 3 to 5 business days.  Upon receipt, please review and retain for your records.  If you should have any questions please call the toll free number listed on the confirmations.  Mr. /Ms.            , your votes are important and your time is greatly appreciated.  Thank you and have a good (morning, afternoon, evening.)

FOR INTERNAL DISTRIBUTION ONLY	Updated 12-20-2017

Center Coast Core MLP Fund I

Level I Machine Script

Hello.

I am calling on behalf of your investment with Center Coast MLP Fund I.

The Special Meeting of Unitholders is scheduled to take place on January 23, 2018.  All unitholders are being asked to consider and vote on important matters.  As of today your vote has not been registered.

Please vote your units promptly. If you have any questions, please contact Investor Relations as soon as possible at 713-759-1400.

Your vote is very important. Thank you and have a Good Day.

PROXY FACT SHEET FOR:
CENTER COAST CORE MLP FUND I

SPECIAL MEETING IMPORTANT DATES		SPECIAL MEETING LOCATION

Record Date	NOVEMBER 30, 2017	OFFICES OF CENTER COAST CAPITAL ADVISORS, LP
Mail Date	DECEMBER 8, 2017	1600 SMITH STREET, SUITE 3800
Meeting Date	JANUARY 23, 2018 @ 3:30 PM CST	HOUSTON, TEXAS 77002

ADDITIONAL INFORMATION		CONTACT INFORMATION
Ticker Symbol	N/A	Investor Relations	713-759-1400
CUSIP	N/A	Website	www.centercoastcap.com

What are Unitholders being asked to vote on?

1.              To approve a new investment advisory agreement between the Fund and Brookfield Investment Management Inc.

BOARD OF MANAGERS UNANIMOUS RECOMMENDATION — FOR

2.              To elect the manager nominees named in the accompanying proxy statement (Messrs. David Levi, Edward Kuczmarski, Stuart A. McFarland, Louis P. Salvatore and Ms. Heather S. Goldman) to hold office until successors have been elected and qualified.

BOARD OF MANAGERS UNANIMOUS RECOMMENDATION — FOR

PROPOSAL 1: To approve a new investment advisory agreement between the Fund and Brookfield Investment Management Inc.

Why are unitholders being asked to approve a new investment advisory agreement?

Center Coast Capital Advisors, LP serves as the Fund’s investment adviser. Center Coast Capital Holdings, LLC (“Center Coast”), the parent company of the Advisor, recently announced its intention to be acquired by Brookfield Investment Management Inc. (“BIM”), a wholly-owned subsidiary of Brookfield Asset Management Inc. (“Brookfield”) (the “Transaction”). The closing of the Transaction will be deemed to cause an “assignment” of the current investment advisory agreement between the Advisor and the Fund. In order to provide for continuity of advisory services for the Fund after the closing of the Transaction, the Board of Managers of the Fund is requesting that you vote to approve a new investment advisory agreement between the Fund and BIM pursuant to which the current portfolio managers of the Fund, who will become employees of BIM upon the closing of the Transaction, would continue to manage the Fund.

How will I as a Fund unitholder be affected by the Transaction?

Your Fund investment will not change as a result of the acquisition of Center Coast by Brookfield. You will still own the same Fund units before and after the Transaction. While BIM will replace the Advisor as investment adviser to the Fund, the current portfolio managers of the Fund will become employees of BIM and will continue to manage the Fund according to the same objectives and policies as before, and do not anticipate any significant changes to the Fund’s investment operations. Members may benefit as a result of the Center Coast team being able to take advantage of the depth and breadth of personnel, resources and experience of the broader BIM and Brookfield organizations. The integration of the Fund into the Brookfield fund complex may benefit Fund unitholders through operating efficiencies and increased administrative support.

For Internal Distribution Only

Can you provide me with additional information on Brookfield Investment Management Inc. (“BIM”)?

BIM is an investment adviser registered with the Securities and Exchange Commission and represents the Public Securities platform of Brookfield. BIM provides global listed real assets strategies including real estate equities, infrastructure equities, real asset debt and diversified real assets. With over $16 billion of assets under management as of September 30, 2017, BIM manages separate accounts, registered funds and opportunistic strategies for institutional and individual clients, including financial institutions, public and private pension plans, insurance companies, endowments and foundations, sovereign wealth funds and high net worth investors. BIM is a wholly owned subsidiary of Brookfield, a leading global alternative asset manager with over $265 billion of assets under management as of September 30, 2017.

Will there be any change to the Fund’s management fee?

No. There will be no changes to the Fund’s management fee.

What will happen if members of the Fund do not approve the new investment advisory agreement before consummation of the Transaction?

Consent of each registered investment company managed by the Advisor, including the Fund, is a condition to the closing of the Transaction. For purposes of satisfying this consent condition, the Fund will be deemed to have consented only if members approve the new investment advisory agreement and the election of the Manager Nominees. Therefore, the Transaction is not expected to be consummated prior to approval by members of the new investment advisory agreement. However, if members have not yet approved the new investment advisory agreement and BIM were to waive the applicable closing condition, BIM may manage the Fund under an interim investment advisory agreement, but must place its compensation for its services during this interim period in escrow, pending member approval of the new investment advisory agreement. The Board of Managers urges you to vote without delay in order to avoid potential disruption to the Fund’s operations.

THE BOARD OF MANAGERS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 1

PROPOSAL 2: To elect the manager nominees named in the accompanying proxy statement (Messrs. David Levi, Edward Kuczmarski, Stuart A. McFarland, Louis P. Salvatore and Ms. Heather S. Goldman) to hold office until successors have been elected and qualified.

NAME OF MANAGER	TRUSTEE SINCE	YEAR OF BIRTH
David Levi	NOMINEE	1971
Edward A. Kuczmarski	NOMINEE	1949
Stuart A. McFarland	NOMINEE	1947
Louis P. Salvatore	NOMINEE	1946
Heather S. Goldman	NOMINEE	1967

THE BOARD OF MANAGERS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2

VOTING METHODS

PHONE:

To cast your vote by telephone with a proxy specialist, call the toll-free number found on your proxy card.  Representatives are available to take your voting instructions Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.

MAIL:	To vote your proxy by mail, check the appropriate voting box on the proxy card, sign and date the card and return it in the enclosed postage-paid envelope.

TOUCH-TONE:	To cast your vote via a touch-tone voting line, call the toll-free number and enter the control number found on your proxy card.

INTERNET:	To vote via the Internet, go to the website on your proxy card and enter the control number found on the proxy card.